EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 2, 2013, relating to the financial statements of Asterias Biotherapeutics, Inc. and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein Kass

New York, New York
April 2, 2013